Exhibit 23









                            Independent Auditors' Consent
                            _____________________________



          The Board of Directors
          INTERCO INCORPORATED

          We consent to incorporation by reference in registration statement (No. 33-65714) on Form S-8 and in registration statement (No. 33-61886) on Form S-3 of INTERCO INCORPORATED of our report dated February 8, 1994, relating to the consolidated balance sheets of INTERCO INCORPORATED and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, shareholders' equity, and cash flows and related schedules for the year ended December 31, 1993, five months ended December 31, 1992, five months ended August 2, 1992, and year ended February 29, 1992, which report appears in the December 31, 1993 annual report on Form 10-K of INTERCO INCORPORATED.

          Our report dated February 8, 1994, contains explanatory paragraphs that describe the adoption of fresh start reporting principles and the changes in accounting for postretirement benefits and income taxes.




          St. Louis, Missouri
          March 28, 1994


                                             KPMG Peat Marwick
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